UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2017

Starbucks Corporation

(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134

(Address of principal executive offices) (Zip Code)

(206) 447-1575

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Overview of the Transactions

On July 27, 2017, Starbucks Corporation (“Starbucks” or the “Company”) announced entry into a definitive agreement to acquire the remaining 50% share of its East China (“East China JV”) business from long-term joint venture partners, Uni-President Enterprises Corporation (“UPEC”) and President Chain Store Corporation (“PCSC”) for approximately $1.3 billion in cash consideration in the largest single acquisition in the Company’s history. Starbucks will assume 100% ownership of approximately 1,300 Starbucks stores in Shanghai and Jiangsu and Zhejiang Provinces, building on the Company’s ongoing investments in China, its fastest-growing and largest market outside of the United States in terms of store count.

Concurrently, UPEC and PCSC will acquire Starbucks 50% interest in President Starbucks Coffee Taiwan Limited (“Taiwan JV”) and assume 100% ownership of Starbucks operations in Taiwan for approximately $175 million. Founded in 1997, the Taiwan JV currently operates approximately 410 Starbucks stores in Taiwan.

Conditions to Completion of the Transactions

Both transactions are expected to close by early calendar year 2018 and are subject to customary closing conditions, including receipt of required regulatory approvals.

Starbucks will discuss the financial impact of these transactions during its third quarter fiscal year 2017 earnings conference call at 2:00 p.m. PT today, Thursday, July 27.

The information contained in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Forward-Looking Statements

Certain statements contained herein are “forward-looking” statements within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on information available to Starbucks as of the date hereof, and Starbucks actual results or performance could differ materially from those stated or implied, due to risks and uncertainties associated with its business. These risks and uncertainties include, but are not limited to, the failure of the parties to consummate the transactions due to commercial, regulatory or other reasons, as well as general economic and industry factors such as coffee, dairy and other raw materials pricing and availability, successful execution of internal performance and expansion plans, fluctuations in U.S., Chinese and other international economies and currencies, the impact of initiatives by competitors, the effect of legal proceedings, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2016. The Company assumes no obligation to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits

The following exhibit is furnished as a part of this report.

Exhibit No.	Description

99.1	Press Release dated July 27, 2017 announcing the Acquisition

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated: July 27, 2017	By:	/s/ Sophie Hager Hume
Sophie Hager Hume
vice president, assistant general counsel and assistant secretary